EXHIBIT 4.13

     REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into this 8th day of November 2001, by and between PayStar Corporation, a
Nevada corporation (the "Company"), and California Phones, Ltd. Partnerships
numbers 0 through 12, inclusive, and 14 through 16, inclusive, a series of
Washington limited partnerships (collectively the "Shareholders") for which
T&C Management, a California limited liability company is the general partner
("T&C Management").

     RECITALS:

     WHEREAS, Shareholders concurrently with the execution of this Agreement are acquiring shares of the Company's common stock (the "Common Stock") in connection with the Asset Purchase Agreement of even date herewith (the "Asset
Purchase Agreement"); and

     WHEREAS, as a condition to such acquisition, the parties are willing to enter into the agreements contained herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Definitions

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

          "Agreement" is defined in the Preamble to this Agreement.

          "Common Stock" is defined in the Recitals to this Agreement.

          "Company" is defined in the Preamble to this Agreement.

          "Holder" means a Shareholder or any transferee of a Shareholder.

          "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and government or any department or agency thereof.

          "Registerable Securities" means (i) the Common Stock issued to the
Shareholders pursuant to the Asset Purchase Agreement, and (ii) any securities issued or issuable with respect to the Common Stock referred to in clause (i)
by way of replacement, share dividend, share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Registration Expenses" is defined in Section 4.1 hereof.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Shareholders" are defined in the Preamble to this Agreement.

     2.     Registration Obligation

          2.1     Registration of Registerable Securities.  The Company hereby agrees to register the Registerable Securities by means of a registration statement filed by the Company with the SEC on or before January 31, 2002.
The  Shareholders and any Holder of the Registerable Securities shall be bound by the terms and conditions of this Agreement.

          2.2     Registration of Additional Shares.  The Company may include in the registration statement filed pursuant to this Agreement additional securities either as a primary offering by the Company or as a secondary offering for security holders of the Company other than the Holders of
Registerable Securities.

     3.     Registration Procedures.

          3.1     Registration.  The Company will use its reasonable best
efforts to effect the registration of such Registerable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

               3.1.1     Registration Statement.  Prepare and file with the
SEC a registration statement with respect to such Registerable Securities and use its reasonable best efforts to cause such registration statement to become effective.

               3.1.2     Amendments and Supplements.  Promptly prepare and
file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required by the intended method of disposition and the terms of this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

               3.1.3     Provisions of Copies.  Promptly furnished to each
seller of Registerable Securities the number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such seller.

               3.1.4     Blue Sky Laws.  Use its reasonable best efforts to
register or qualify such Registerable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registerable Securities owned by such seller, provided, that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3.1.4; (b) subject itself to taxation in any such jurisdiction; or (c)
consent to general service of process in any such jurisdiction.

               3.1.5     Anti-fraud Rules.  Promptly notify each seller of
such Registerable Securities when a prospectus relating thereto is required to be delivered under Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and in such event, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registerable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, provided, that the
Company will not take any action which causes the prospectus included in such registration statement to contain an untrue statement of material fact or omit any material fact necessary to make the statements therein not misleading, except as permitted by Section 3.5.

               3.1.6     Due Diligence.  Make available for inspection by any
underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably reque sted by any such underwriter, attorney, accountant or agent in connection with such registration statement.

               3.1.7     Deemed Underwriters or Controlling Persons.  Permit
any Holder of Registerable Securities which Holder, in such Holder's reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material in form and substance satisfactory to such Holder and to the Company and furnished to the Company in writing, which in the reasonable judgment of such
Holder and its counsel should be included.

               3.1.8     Management Availability.  In connection with
underwritten offerings, make available appropriate management personnel for participation in the preparation and drafting of such registration comparable statement, for due diligence meetings and for "road show" meetings.

               3.1.9     Stop Orders.  Promptly notify Holders of the
Registerable Securities of the threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for that purpose, and make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement. In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registerable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

          3.2     Further Information.  The Company may require each Holder of
Registerable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registerable
Securities as the Company may from time to time reasonably request.

          3.3     Notice to Suspend Offers and Sales.  Each Holder severally agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3.1.5 or 3.1.9 hereof, such
Investor will forthwith discontinue disposition of shares of Common Stock pursuant to a registration hereunder until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 3.1.5 or until the withdrawal of such order under Section 3.1.9.

          3.4     Reference to Holders.  If any such registration or
comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in the Holder's reasonable judgement, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (a) the insertion therein of language in form and substance satisfactory to such Holder and the Company and presented to the Company in writing, to the effect that the holding by such
Holder of such securities is not to be construed as a recommendation by such
Holder of the investment quality of the Company's securities covered thereby and that such holdings does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the
Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder, provided that with respect to this clause (b)
such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

     4.     Registration Expenses.

          4.1     Expense Borne by Company.  Except as specifically otherwise provided in Section 4.2 hereof, the Company will be responsible for payment of all expenses incident to any registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, road show expenses, advertising expenses and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company in connection with such registration
(all such expenses borne by the Company being herein called the "Registration
Expenses").

          4.2     Expense Borne by Selling Security Holders.  The selling
security holders will be responsible for payment of their own legal fees (if they retain legal counsel separate from that of the Company), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder, with any such expenses which are common to the selling security holders divided among such security holders (including the
Company and holders of the Company's securities other than Registerable
Securities, to the extent that securities are being registered on behalf of such Persons) pro rata on the basis of the number of shares being registered on behalf of each such security holder, or as such security holders may otherwise agree.

     5.     Indemnification Section.

          5.1     Indemnification by Company.  The Company agrees to
indemnify, to the fullest extent permitted by law, each Holder of Registerable
Securities and each Person who controls (within the meaning of the Securities
Act) such Holder against all loses, claims, damages, liabilities and expenses in connection with defending against any such losses, claims, damages and liabilities or in connection with any investigation or inquiry, in each case caused by or based on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the
Company of any rules or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the
Company in connection with such registration, except insofar as the same are
(i) contained in any information furnished in writing to the Company by such
Holder expressly for use therein; (ii) caused by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto; or (iii) caused by such Holder's failure to discontinue disposition of shares after receiving notice from the Company pursuant to Section 3.3 hereof.  In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Holders of Registerable Securities.

          5.2     Indemnification by Holder.  In connection with any
registration statement in which a Holder of Registerable Securities is participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for use in connection with such registration; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registerable
Securities pursuant to such registration statement. In connection with an underwritten offering, each such Holder will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Company.

          5.3     Assumption of Defense by Indemnifying Party.  Any Person
entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          5.4     Binding Effect.  The indemnification provided for under this
Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason. Each Holder or Registerable Securities also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such Holder's indemnification is unavailable for any reason.

     6.     Repurchase Obligation.  Notwithstanding any other provisions in this Agreement to the contrary, if for any reason a registration statement which includes the Registerable Securities is not declared effective on or before January 31, 2002, persons holding a majority of the Registerable
Securities may, upon 30-days' prior written notice, require the Company to withdraw the registration statement.  Following such withdrawal of the registration statement, any Holder of Registerable Securities may require the
Company to repurchase such Registerable Securities.  The repurchase price per share shall be equal to the average daily closing price of the Common Stock from the date of this Agreement until January 31, 2002.

     7.     Miscellaneous.

7.1     Notices.  All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

Shareholders:                 T&C Management
                              12419 Lewis Street Suite 104
                              Garden Grove, CA  92840

Company:                      Harry T. Martin, CFO
                              1110 West Kettleman Lane Suite 48
                              Lodi, CA  95240

with copy to:                 Ronald N. Vance
                              Attorney at Law
                              57 West 200 South Suite 310
                              Salt Lake City, UT  84101

7.1     Default.  Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by statute.

7.2     Assignment.  This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

7.3     Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

7.4     Partial Invalidity.  If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this
Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

7.5     Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

7.7     Interpretation of Agreement.  This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

7.8     Survival of Covenants, Etc.  All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

7.9     Further Action.  The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

7.10     Amendment.  This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

7.61     Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this
Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.
7.72     Headings.  The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

7.83     Counterparts.  This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

7.14     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles and will be binding upon and shall inure to the benefit of the Parties and Shareholders and their successors and assigns.

7.15     Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provision of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this
Agreement.

7.16     Term.  Except for the provisions of Section 6 or as
specifically other-wise provided herein, the provisions of this Agreement shall apply until such time as all Registerable Securities have ceased to be
Registerable Securities hereunder but in no event later than two years from the date of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:                         PayStar Corporation

By
     /s/ William D. Yotty, Chairman

THE SHAREHOLDERS:                    California Phones, Ltd. 0-12 & 14-16
                                     By T&C Management, General Partner

By
     /s/ Ken Cheatham

By
     /s/ Don Truman